Exhibit 99.2

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

24 September 2018

RECOMMENDED SUPERIOR CASH OFFER

FOR

SKY PLC (“SKY”)

BY

COMCAST BIDCO LIMITED (“COMCAST BIDCO”)

(an indirect wholly-owned subsidiary of Comcast Corporation (“Comcast”))

•	Recommended superior cash offer at a price of £17.28 for each Sky Share

•	Sky Independent Committee view Comcast’s offer as materially superior and give unanimous recommendation

•	Sky Independent Committee urges Sky Shareholders to accept immediately

•	Comcast seeking to make market purchases of Sky Shares

•	Eligible shareholders outside the United States interested in selling Sky Shares should contact BofA Merrill Lynch

1.	Introduction

Further to the statement made by the Panel on 20 September 2018 regarding the competitive situation between Comcast Bidco and 21st Century Fox in relation to the acquisition of Sky, Comcast Bidco and 21st Century Fox participated in an auction procedure on 22 September 2018 to determine their respective offers for Sky.

The auction procedure was supervised by the Panel and was undertaken pursuant to the auction rules established by the Panel and agreed to by Sky, Comcast, The Walt Disney Company and 21st Century Fox, as announced by the Panel on 20 September 2018 (the “Auction Rules”).

2.	Second Increased Offer

Following the conclusion of the auction procedure, Comcast Bidco and Sky are pleased to announce the terms of the superior cash offer for the entire issued and to be issued share capital of Sky at a price of £17.28 in cash for each Sky Share (the “Second Increased Offer”), which has been unanimously recommended by the Sky Independent Committee.

Under the terms of the Second Increased Offer, Sky Shareholders will be entitled to receive:

£17.28 in cash for each Sky Share

The consideration under the Second Increased Offer implies a value of approximately £30.6 billion for the fully diluted share capital of Sky.

As the Second Increased Offer is expected to complete before the usual date for declaration and payment of the final dividend for the financial year ended 30 June 2018, the Second Increased Offer includes an amount in lieu of a final dividend in respect of the financial year ended 30 June 2018. In accordance with the Auction Rules, Comcast Bidco will reduce the price of £17.28 per Sky Share by an amount equal to the amount of any dividend (or other distribution or return of capital) per Sky Share which is announced, declared, paid or becomes payable by Sky to Sky Shareholders following the conclusion of the auction procedure.

In accordance with the Auction Rules, Comcast and 21st Century Fox are prohibited from further revising the price of their respective offers for Sky unless a third party announces a firm intention to make an offer for Sky.

3.	Comcast seeking to acquire Sky Shares

Comcast Bidco intends to acquire Sky Shares in the market from eligible shareholders outside the United States at up to and including £17.28 in cash for each Sky Share.

Eligible Sky Shareholders who are institutional investors outside the United States interested in selling their Sky Shares to Comcast Bidco should contact BofA Merrill Lynch Corporate Broking at +44 20 7995 2794 or dg.corporate_broking_trading@baml.com. Retail investors should contact their broker.

Due to regulatory requirements, Comcast Bidco is unable to purchase Sky Shares from shareholders incorporated or located in the United States, or where the Sky Shares would be sold from the United States. Any purchases will be made to the extent permitted by, and in compliance with, the exemptive relief granted by the SEC from Rule 14e-5 under the U.S. Exchange Act and in compliance with the City Code.

All Sky Shareholders are urged to proceed to accept the Second Increased Offer in accordance with the instructions set out in paragraph 8 below (unless they have previously sold their Sky Shares to Comcast Bidco).

4.	Recommendation from the Sky Independent Committee

Throughout the extended offer period, the Sky Independent Committee has been mindful of its fiduciary duties and obligations under the Code, and has focused on maximising value for Sky Shareholders. Importantly, this included the negotiation of a Cooperation Agreement with 21st Century Fox in December 2016 which included certain safeguards for independent Sky shareholders, including a standstill preventing 21st Century Fox from acquiring Sky Shares. This Cooperation Agreement facilitated the then recommended offer by 21st Century Fox but preserved a level playing field in order not to foreclose any potential competitive interest.

Following the possible offer statement from Comcast on 27 February 2018, Sky has been in a competitive takeover situation and Sky Shareholders have benefited from seven months of competitive tension which has ultimately led to an auction process that has successfully concluded with the Second Increased Offer from Comcast. The Sky Independent Committee notes that both the cash offers from Comcast and 21st Century Fox of £17.28 and £15.67 per Sky Share are now incapable of being increased.

The Comcast Offer price of £17.28 represents an excellent outcome for independent Sky shareholders:

•	a premium of 125% to the closing price of £7.69 on 6 December 2016, the last business day before 21st Century Fox’s initial approach;

•	a multiple of 15.5 times Sky Adjusted EBITDA of £2,349m for the twelve month period ended 30 June 2018; and

•	a ten-year total shareholder return (since 1 July 2008) of +402%, versus the FTSE 100 total shareholder return over the same period of +97%.

The Sky Independent Committee, which has been so advised by Morgan Stanley, PJT Partners and Barclays as to the financial terms of the Second Increased Offer, considers the terms of the Second Increased Offer to be fair and reasonable. Morgan Stanley and Barclays are providing independent financial advice to the Sky Independent Committee for the purposes of Rule 3 of the Code. In providing their financial advice to the Sky Independent Committee, Morgan Stanley, PJT Partners and Barclays have taken into account the commercial assessments of the Sky Independent Committee.

As the price of the Second Increased Offer is materially superior, it is in the best interests of all Sky Shareholders to accept the Second Increased Offer. Accordingly, the Sky Independent Committee unanimously recommends that Sky Shareholders accept the Second Increased Offer, and in order to ensure the successful closing of the Second Increased Offer, and given the possibility of a delisting of Sky in the near future, urges shareholders to accept immediately.

5.	Continuation of the Second Increased Offer

The Second Increased Offer is being further extended and will remain open for acceptance until 1.00 p.m. (London time) on 11 October 2018 (the “Third Closing Date”).

Should there be any further extension of the Second Increased Offer this will be publically announced by 8.00 a.m. (London time) on the business day following the day on which the Second Increased Offer is due to expire, or such later time or date as the Panel may agree. However, there can be no certainty (and there currently is no expectation) that the Second Increased Offer will be extended beyond the Third Closing Date.

Should Comcast Bidco receive sufficient acceptances in respect of the Second Increased Offer on or prior to the Third Closing Date, Comcast Bidco expects the Second Increased Offer to become or be declared wholly unconditional by no later than 1 November 2018 (or such later date as may be agreed with Panel).

6.	Financing of the Second Increased Offer

In connection with the financing of the cash amount of £17.28 payable by Comcast Bidco under the Second Increased Offer in respect of each Sky Share (the “Cash Consideration”), Comcast has proceeds of borrowings available under certain bridge loan, term loan and revolving credit facilities as set out in paragraph 12 of the letter from Comcast Bidco in Part II of the First Offer Document (and updated as set out in the offer extension and acceptance level update announcement by Comcast Bidco on 22 August 2018).

In addition to the existing cash resources available to it for the purposes of the Acquisition, Comcast has increased commitments from new and existing lenders under the existing unsecured Revolving Facility Agreement (the “Additional Revolver Commitments”). Further details of the terms of the Additional Revolver Commitments are set out in Appendix 3 to this announcement.

Comcast has also amended its existing unsecured Term Loan Agreement (the “Term Facility Amendment Agreement”), in order to expand the permitted uses of proceeds thereunder, and to increase the number of times it is permitted to make separate borrowings thereunder. Further details of the terms of the Term Facility Amendment Agreement are set out in Appendix 3 to this announcement.

Robey Warshaw, financial adviser to Comcast and Comcast Bidco, is satisfied that sufficient resources are available to satisfy the full Cash Consideration payable to Sky Shareholders under the terms of the Second Increased Offer.

7.	Publication of Second Offer Document and Second Form of Acceptance

In accordance with the Auction Rules, the revised offer document and form of acceptance relating to the Second Increased Offer (the “Second Offer Document” and “Second Form of Acceptance”, respectively) containing the full terms and conditions of the Second Increased Offer will be posted to Sky Shareholders (and, for information only, the Second Offer Document will be posted or made available to participants in the Sky Share Plans and persons with information rights), subject to certain restrictions relating to persons resident in Restricted Jurisdictions, by no later than 27 September 2018.

Sky Shareholders are urged to read the Second Offer Document and, in respect of Sky Shares held in certificated form, the accompanying Second Form of Acceptance carefully when they are sent to them because they will contain important information.

8.	How to accept the Second Increased Offer

The deadline for acceptances of the Second Increased Offer is 1.00 p.m. (London time) on 11 October 2018. Sky Shareholders who have not yet accepted the Offer and who wish to accept the Second Increased Offer are urged to do so as soon as possible and, in any event, by no later than 1.00 p.m. (London time) on 11 October 2018.

Sky Shareholders wishing to accept the Second Increased Offer in respect of certificated Sky Shares, should complete either the first form of acceptance which accompanied the first offer document relating to the Offer (the “First Form of Acceptance” and the “First Offer Document”, respectively) or, once received, the Second Form of Acceptance.

Sky Shareholders wishing to accept the Second Increased Offer in respect of uncertificated shares should do so electronically through CREST. Sky Shareholders who hold Sky Shares as a CREST sponsored member should refer to their CREST sponsor as only the CREST sponsor will be able to send the necessary instruction to Euroclear.

Pursuant to the terms of the First Offer Document, Sky Shareholders who have previously validly accepted the Offer (and not withdrawn those acceptances in accordance with the terms of the First Offer Document) will automatically be deemed to have accepted the terms of the Second Increased Offer by virtue of their prior acceptances and therefore need not take any further action.

If you have any questions about the Second Increased Offer or are in any doubt as to how to complete the First Form of Acceptance or the Second Form of Acceptance (if your Sky Shares are held in certificated form), please contact the Receiving Agent, Link Asset Services, on 0345 307 3443 (or +44 (0) 345 307 3443, if telephoning from outside the UK), or by submitting a request in writing to Link Asset Services, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU.

Calls are charged at the standard geographic rate and will vary by provider. Calls outside the UK will be charged at the applicable international rate. The helpline is open between 9.00 a.m. to 5.30 p.m., Monday to Friday excluding public holidays in England and Wales. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Second Increased Offer nor give any financial, legal or tax advice.

9.	Level of acceptances and interests in relevant securities

Level of acceptances

As at the close of business in London on 21 September 2018, Comcast Bidco had received valid acceptances of the Offer in respect of a total of 3,876,293 Sky Shares (representing approximately 0.22 per cent. of the issued ordinary share capital of Sky) which Comcast Bidco may count towards satisfaction of the Acceptance Condition. So far as Comcast Bidco is aware, no acceptances have been received from persons acting in concert with Comcast Bidco.

Further, no irrevocable undertaking or letter of intent to accept, or procure acceptance of, the Offer have been received by Comcast Bidco nor, so far as Comcast Bidco is aware, persons acting in concert with it.

Interests in relevant securities

As at the close of business in London on 20 September 2018 (being the latest practicable time and date prior to the date of this announcement), neither Comcast Bidco nor, so far as Comcast Bidco is aware, any person acting in concert with Comcast Bidco had:

•	any interest in, or right to subscribe in respect of, or any short position in relation to Sky relevant securities, including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of Sky relevant securities; or

•	borrowed or lent any Sky relevant securities (including any financial collateral arrangements), save for any borrowed shares which have been either on-lent or sold.

Furthermore, no dealing arrangement (of the kind referred to in Note 11 of the definition of “acting in concert” in the Code) exists between Comcast Bidco (or, so far as Comcast Bidco is aware, any person acting in concert with it) and Sky in relation to Sky Shares. For these purposes, a dealing arrangement includes any indemnity or option arrangement, any agreement or understanding, formal or informal, of whatever nature, relating to Sky Shares which may be an inducement to deal or refrain from dealing in such securities.

The references to the issued share capital of Sky in this paragraph 9 are based on a figure of 1,719,617,230 Sky Shares in issue on 21 September 2018.

10.	Reasons for the Acquisition and Comcast’s intentions

The commercial justification for the Acquisition remains unchanged, and is as set out in paragraph 3 of the letter from Comcast Bidco in Part II of the First Offer Document. Comcast’s intentions as to the directors, management, employees, research and development and locations of Sky, as well as its intentions in relation to Sky’s role in supporting creative industries, innovation, young people and local communities in the U.K., (as outlined in paragraph 8 and paragraph 4(c), respectively, of the letter from Comcast Bidco in Part II of the First Offer Document) also remain unchanged.

11.	Offer related arrangements

A summary of offer-related arrangements is set out in paragraph 13 of the letter from Comcast Bidco in Part II of the First Offer Document.

12.	Conditions to the Second Increased Offer

The Second Increased Offer is made subject to the same Conditions as those set out in Part A of Appendix 1 of the First Offer Document (as amended by Part A of Appendix 1 of this announcement).

No conditions have been added to those set out in the First Offer Document, and those Conditions relating to regulatory approvals set out in paragraphs 2 to 11 (inclusive) of Part A of Appendix 1 of the First Offer Document have been satisfied.

Since publication of the First Offer Document, Comcast Bidco has satisfied the Condition relating to regulatory approval in Ireland. Comcast Bidco has also been granted an extension (to 10 November 2018) to the FCA’s approval which is required to satisfy the condition contained in paragraph 11 of Part A of Appendix 1 of the First Offer Document.

13.	Compulsory acquisition, cancellation of trading and listing, re-registration

If sufficient acceptances are received and/or sufficient Sky Shares are otherwise acquired, and assuming that all of the other Conditions have been satisfied or waived (if capable of being waived), Comcast Bidco intends to apply the provisions of Chapter 3 of Part 28 of the Companies Act to acquire compulsorily any Sky Shares not acquired or agreed to be acquired by or on behalf of Comcast Bidco pursuant to the Second Increased Offer or otherwise on the same terms as the Second Increased Offer.

After the Second Increased Offer becomes or is declared unconditional in all respects and if Comcast Bidco has by virtue of its shareholdings and acceptances of the Second Increased Offer acquired, or agreed to acquire, issued share capital carrying 75 per cent. or more of the voting rights of Sky (or the appropriate special resolutions are otherwise passed), and subject to any applicable requirements of the UK Listing Authority, it is intended that Comcast Bidco will procure that Sky makes applications to cancel the listing of Sky Shares on the UK Listing Authority’s Official List and to cancel trading in Sky Shares on the London Stock Exchange’s Main Market for listed securities.

As soon as possible after the cancellation of Sky’s listing on the Official List and admission to trading on the London Stock Exchange’s Main Market for listed securities, it is intended that Sky will be re-registered as a private limited company.

Delisting of the Sky Shares and the re-registration of Sky as a private limited company would significantly reduce the liquidity and marketability of any Sky Shares in respect of which the Second Increased Offer has not been accepted at that time. Any remaining Sky Shareholders would become minority shareholders in a majority controlled private limited company and may therefore be unable to sell their Sky Shares. There can be no certainty that Sky would pay any further dividends or other distributions or that such minority Sky Shareholders would again be offered an opportunity to sell their Sky Shares on terms which are equivalent to or no less advantageous than those under the Second Increased Offer.

14.	Proposals to participants in Sky Share Plans

The Second Increased Offer extends to any Sky Shares which are issued or unconditionally allotted (including to satisfy the exercise of options granted under the Sky Share Plans) whilst the Second Increased Offer remains open for acceptance (or prior to such earlier time and/or date as Comcast Bidco may, subject to the Code, determine).

Full details on the effect of an increased offer by Comcast Bidco on outstanding options granted pursuant to the Sky Share Plans and on the choices available to Sky Share Plan participants were set out in separate letters sent by Sky to such participants on 17 August 2018.

15.	Sky ADRs

The Second Increased Offer extends to all Sky Shares, including those underlying and represented by Sky ADRs. Sky ADR Holders should refer to the letter from the Sky ADR Depositary sent to Sky ADR Holders on 10 September 2018 (and available on Sky’s website at https://www.skygroup.sky/corporate/investors/offers-for-sky/comcast-offer) for additional information on how to exchange their Sky ADRs for the underlying Sky Shares.

16.	Overseas shareholders

The availability of the Second Increased Offer, and the distribution of this announcement to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which such persons are resident. Such persons should inform themselves about, and observe, any applicable legal and regulatory requirements of their jurisdiction.

Further details in relation to Overseas Shareholders are contained in the First Offer Document and will be contained in the Second Offer Document. Sky Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

17.	General

The acquisition by Comcast Bidco of the entire issued and to be issued share capital of Sky to be implemented by means of the Second Increased Offer as described in this announcement and to be set out in the Second Offer Document and Second Form of Acceptance (the “Acquisition”) will, save as set out in this announcement (including Appendix 1), be subject to the same Conditions and further terms and conditions as the Offer as set out in the First Offer Document and the First Form of Acceptance. Accordingly, this announcement should be read in conjunction with the full text of the First Offer Document and, in respect of Sky Shares held in certificated form, the First Form of Acceptance, copies of which are available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on Comcast’s website at www.cmcsa.com/proposal-for-sky.

The Sky Shares shall be acquired by Comcast Bidco under the Second Increased Offer fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature whatsoever and together with all rights attaching to them on or after the date of the Original Offer Announcement, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made, on or after the Effective Date.

Appendix 1 sets out the conditions and further terms of the Second Increased Offer. Appendix 2 sets out the sources and basis of certain information used in this announcement.

Robey Warshaw, Evercore, BofA Merrill Lynch, Wells Fargo, Morgan Stanley, PJT Partners and Barclays have each given and not withdrawn their consent to the publication of this announcement with the inclusion herein of the references to their names in the form and context in which they appear.

18.	Definitions

Unless the context otherwise requires and save to the extent superseded in this announcement, the definitions and rules of interpretation used in the First Offer Document shall also apply in this announcement.

19.	Documents available on website

Copies of the following documents shall be made available on the website of Comcast at https://www.cmcsa.com/proposal-for-sky and on the website of Sky at https://www.skygroup.sky/corporate/investors/offers-for-sky/comcast-offer until the end of the Offer Period:

(a)	once published, the Second Offer Document and the Second Form of Acceptance;

(b)	the First Offer Document and the First Form of Acceptance;

(c)	the Original Offer Announcement, the Increased Offer Announcement, the first offer extension and acceptance level update, the second offer extension and acceptance level update, and this announcement;

(d)	the articles of association of Comcast Bidco;

(e)	the articles of association of Sky;

(f)	the Confidentiality Agreement referred to paragraph 13 of the letter from Comcast Bidco in Part II in the First Offer Document;

(g)	the irrevocable undertakings and letters of intent referred to in paragraph 6 of Appendix 3 of the First Offer Document; and

(h)	Comcast’s financing arrangements in connection with the Acquisition as referred to in paragraph 6 of this announcement.

For the avoidance of doubt, the content of the website referred to this paragraph 19 is not incorporated into and, save for the information specifically incorporated by reference into this announcement, does not form part of this announcement.

Enquiries

Comcast:

Comcast Corporation
D’Arcy Rudnay (Media)	+1 215 286 8582
Jason Armstrong (Investors)	+1 215 286 7972

Robey Warshaw
Simon Robey / Simon Warshaw	+44 20 7317 3900

Evercore
Roger Altman / Eduardo Mestre	+1 212 857 3100

BofA Merrill Lynch
Adrian Mee / Tim Waddell / Peter Luck	+44 20 7628 1000

Wells Fargo
Stephen Locke	+1 704 410 4766

Tulchan Communications
Andrew Grant / Tom Murray	+44 20 7353 4200

Sky:

Sky
Robert Kingston (Analysts/Investors)	+44 20 7032 3726

Gavin Davis (Media)	+44 20 7032 7115

Morgan Stanley
Simon Smith / Laurence Hopkins / Anthony Zammit / Ben Grindley	+44 20 7425 8000

PJT Partners
Simon Lyons / Scott Matlock / Jonathan Hall	+44 20 3650 1100

Barclays
Mark Astaire / Richard Taylor / Daniel Ross / Hugh Moran	+44 20 7623 2323

Comcast has retained Davis Polk & Wardwell LLP and Freshfields Bruckhaus Deringer LLP as legal advisers in connection with the matters described in this announcement. Sky has retained Herbert Smith Freehills LLP as legal advisers in connection with the matters described in this announcement.

Important notices relating to financial advisers

Robey Warshaw LLP (“Robey Warshaw”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser to Comcast and Comcast Bidco and no one else in connection with the matters referred to in this announcement, and Robey Warshaw will not be responsible to anyone other than Comcast and Comcast Bidco for providing the protections afforded to clients of Robey Warshaw or for providing advice in relation to the matters referred to in this announcement, the contents of this announcement or any other matter referred to herein.

Evercore Group L.L.C. (“Evercore Group”), a securities broker-dealer registered with the SEC and subject to regulation by the SEC and the Financial Industry Regulatory Authority, together with its affiliate, Evercore Partners International LLP (together with Evercore Group, “Evercore”), which is authorised and regulated by the FCA in the United Kingdom, are acting exclusively as financial adviser to Comcast and Comcast Bidco and no one else in connection with the matters referred to in this announcement and will not regard any other person as their client in relation to the matters referred to in this announcement and will not be responsible to anyone other than Comcast and Comcast Bidco for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the matters referred to in this announcement. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract or in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this announcement, any statement contained therein or otherwise.

Merrill Lynch International (“BofA Merrill Lynch”), a subsidiary of Bank of America Corporation, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser for Comcast and Comcast Bidco and will not be responsible to anyone other than Comcast and Comcast Bidco for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this announcement.

Wells Fargo Securities, LLC (“Wells Fargo”), a subsidiary of Wells Fargo & Company, which is authorised by the SEC and regulated by the Financial Industry Regulatory Authority and the SEC in the United States, is acting exclusively as co-financial adviser for Comcast and Comcast Bidco and will not be responsible to anyone other than Comcast and Comcast Bidco for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this announcement.

Morgan Stanley & Co. International plc (“Morgan Stanley”), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority in the United Kingdom, is acting as financial adviser and corporate broker to Sky and no one else in connection with the matters set out in this announcement. In connection with such matters, Morgan Stanley, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person for providing the protections afforded to their clients or for providing advice in relation to the contents of this announcement or any other matter referred to herein.

PJT Partners (UK) Limited (“PJT Partners”), which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting for Sky and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Sky for providing the protections afforded to clients of PJT Partners nor for providing advice in relation to the matters set out in this announcement. Neither PJT Partners nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of PJT Partners in connection with this announcement, any statement contained herein or otherwise.

Barclays Bank PLC (acting through its Investment Bank) (“Barclays”), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority in the United Kingdom, is acting as financial adviser and corporate broker exclusively for Sky and no one else in connection with the matters referred to in this announcement and is not, and will not be, responsible to anyone other than Sky for providing the protections afforded to clients of Barclays nor for giving advice in connection with any matter referred to in this announcement.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of Sky in any jurisdiction in contravention of applicable law. The Acquisition will be implemented solely pursuant to the terms of the Second Offer Document and the Form of Acceptance, which will contain the full terms and conditions of the Acquisition, including details of how to accept the Second Increased Offer. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Second Offer Document and the Second Form of Acceptance (read in conjunction with the First Offer Document and the First Form of Acceptance). Sky Shareholders are advised to read the formal documentation in relation to the Acquisition carefully. Each Sky Shareholder is urged to consult his or her independent professional adviser regarding the tax consequences of the Acquisition.

This announcement does not constitute a prospectus or prospectus equivalent document.

Information relating to Sky Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by Sky Shareholders, persons with information rights and other relevant persons for the receipt of communications from Sky may be provided to Comcast and Comcast Bidco during the Offer Period as required under Section 4 of Appendix 4 of the Code.

Important information for U.S. shareholders and Sky ADR Holders

Sky is a public limited company incorporated in England. The Second Increased Offer is being made to Sky Shareholders in the United States in compliance with the applicable U.S. tender offer rules under the U.S. Exchange Act, including Regulation 14E thereunder taking into account no action and exemptive relief granted by the SEC, and otherwise in accordance with the requirements of English law. Accordingly, the Second Increased Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer law and practice. Sky’s financial information, including any included in the offer documentation, will not have been prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP), or derived therefrom, and may therefore differ from, and not be comparable with, financial information of U.S. companies.

Comcast and/or Comcast Bidco and their affiliates or brokers (acting as agents for Comcast and/or Comcast Bidco and their affiliates, as applicable) may from time to time, and other than pursuant to the Second Increased Offer, directly or indirectly, purchase, or arrange to purchase outside the United States, shares in Sky or any securities that are convertible into, exchangeable for or exercisable for such shares before or during the period in which the Second Increased Offer remains open for acceptance, to the extent permitted by, and in compliance with, exemptive relief granted by the SEC from Rule 14e-5 under the U.S. Exchange Act and in compliance with the Code. As noted above, Comcast Bidco and its brokers intend to purchase Sky Shares outside the Second Increased Offer from shareholders outside the United States. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Information about any such purchases or arrangements to purchase that is made public in accordance with English law and practice will be available to all investors (including in the United States) via the Regulatory News Service on www.londonstockexchange.com.

In relation to Comcast Bidco’s intention to buy Sky Shares in the market outside the Second Increased Offer, Comcast Bidco and its affiliates and brokers cannot purchase Sky Shares from Sky Shareholders incorporated or located in the United States or where the Sky Shares would be sold from the United States. Any purchases will be made to the extent permitted by, and in compliance with, the exemptive relief granted by the SEC from Rule 14e-5 under the U.S. Exchange Act and in compliance with the City Code.

The Second Increased Offer, if consummated, may have consequences under U.S. federal income tax and applicable U.S. state and local, as well as non-U.S., tax laws for Sky Shareholders and Sky ADR Holders. Each Sky Shareholder and Sky ADR Holder is urged to consult his or her independent professional adviser regarding the tax consequences of the Second Increased Offer.

It may not be possible for Sky Shareholders or Sky ADR Holders in the United States to effect service of process within the United States upon Sky or Comcast Bidco (each a company incorporated in England), or their respective officers or directors, some or all of which may reside outside the United States, or to enforce against any of them judgments of the United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or other U.S. law. It may not be possible to bring an action against Sky or Comcast Bidco, or their respective officers or directors, in a non-U.S. court for violations of U.S. law, including the U.S. securities laws. There is also substantial doubt as to enforceability in the United Kingdom in original actions, or in actions for the enforcement of judgments of U.S. courts, based on civil liability provisions of U.S. federal securities laws.

Overseas jurisdictions

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom to accept the Second Increased Offer, or to execute and deliver the First Form of Acceptance or Second Form of Acceptance, may be affected by the laws of the relevant jurisdictions in which they are located. Sky Shareholders who are in any doubt regarding such matters should consult an appropriate independent adviser in the relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

This announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside of England.

Unless otherwise determined by Comcast Bidco or required by the Code, and permitted by applicable law and regulation, the Second Increased Offer will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may accept the Second Increased Offer by any use, means, instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and the Second Increased Offer may not be capable of acceptance by any such use, means, instrumentality or facilities. Accordingly, copies of this announcement and the formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction.

Further details in relation to Sky Shareholders in overseas jurisdictions are contained in the First Offer Document (as will be incorporated into the Second Offer Document).

Cautionary note regarding forward-looking statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by Comcast, Comcast Bidco and/or Sky contain statements which are, or may be deemed to be, “forward-looking statements”. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Comcast, Comcast Bidco and/or Sky about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this announcement include statements relating to the expected effects or synergies of the Acquisition on Comcast, Comcast Bidco and Sky, the expected timing and scope of the Acquisition and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects” or “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although Comcast, Comcast Bidco and Sky believe that the expectations reflected in such forward-looking statements are reasonable, Comcast, Comcast Bidco and Sky can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. In addition to the information regarding these risks, uncertainties, assumptions and other factors set forth in the public filings made by Sky and the public filings with the SEC made by Comcast, important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the Acquisition on anticipated terms and timing, (ii) the ability of Sky and Comcast to integrate the businesses successfully and to achieve anticipated synergies or benefits, (iii) the risk that disruptions from the Acquisition will harm Sky’s or Comcast’s businesses, (iv) legislative, regulatory and economic developments and (v) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realisation of forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

None of Comcast, Comcast Bidco or Sky, or any of their associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations, none of Comcast, Comcast Bidco or Sky is under any obligation, and Comcast, Comcast Bidco and Sky expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No profit forecast or estimates

No statement in this announcement is intended as a profit forecast or profit estimate for any period. No statement in this announcement should be interpreted to mean that cash flow from operations, free cash flow, earnings or earnings per share for Comcast, Comcast Bidco or Sky, as appropriate, for the current or future financial years would necessarily match or exceed the historical published cash flow from operations, free cash flow, earnings or earnings per share for Comcast, Comcast Bidco or Sky, as appropriate.

Dealing and Opening Position Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to midnight on the day before the deadline for making an Opening Position Disclosure must instead make a dealing disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a dealing disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A dealing disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A dealing disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and dealing disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and dealing disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a dealing disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0) 20 7638 0129.

For the purposes of this section (Disclosure requirements of the Code) and the following section (Publication on Website) of this announcement, “business day” means a day on which the London Stock Exchange is open for the transaction of business.

Publication on website

This announcement will be available free of charge, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, on Comcast’s website at www.cmcsa.com/proposal-for-sky and on Sky’s website at https://www.skygroup.sky/corporate/investors/offers-for-sky/comcast-offer by no later than 12.00 noon (London time) on the business day following this announcement. Neither the content of any website referred to in this announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this announcement.

Sky Shareholders may request a hard copy of this announcement by contacting the Receiving Agent, Link Asset Services, on 0345 307 3443 (or +44 (0) 345 307 3443, if telephoning from outside the UK). Sky Shareholders may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form. A hard copy of such documents, announcements (including this announcement) and information will not be sent unless so requested.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Time

All times shown in this announcement are London times, unless otherwise stated.

About Comcast

Comcast Corporation is a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. Comcast Cable is one of the United States’ largest video, high-speed internet, and phone providers to residential customers under the XFINITY brand, and also provides these services to businesses. It also provides wireless and security and automation services to residential customers under the XFINITY brand. NBCUniversal operates news, entertainment and sports cable networks, the NBCUniversal and Telemundo broadcast networks, television production operations, television station groups, Universal Pictures and Universal Parks and Resorts. Visit www.comcastcorporation.com for more information.

APPENDIX 1

CONDITIONS AND FURTHER TERMS OF THE SECOND INCREASED OFFER

Part A: Conditions of the Second Increased Offer

The Second Increased Offer is made subject to the same Conditions as those set out in Part A of Appendix 1 of the First Offer Document, which shall be deemed to be incorporated into, and form part of, this Appendix 1 save that any reference in Part A of Appendix 1 of the First Offer Document to 22 August 2018 will now be construed as a reference to 11 October 2018 and any reference to “Offer” will now be construed as a reference to the Second Increased Offer.

No Conditions have been added to those set out in the First Offer Document, and those Conditions relating to regulatory approvals set out in paragraphs 2 to 11 (inclusive) of Part A of Appendix 1 of the First Offer Document have been satisfied.

Part B: Further terms of the Second Increased Offer

1.	The Second Increased Offer is a revision of the Offer and shall be construed accordingly.

2.	The Second Increased Offer is, save as set out in this announcement, made on and subject to the further terms and conditions of the Offer set out in Parts B, C, D and E of Appendix 1 of the First Offer Document, which shall be deemed to be incorporated into, and form part of, this Appendix 1.

3.	Unless the context requires otherwise, any reference in the First Offer Document, including in particular Parts B, C, D and E of Appendix 1 of the First Offer Document, and in the First Form of Acceptance to:

(a)	“acceptance(s) of the Offer” includes acceptances and deemed acceptances of the Offer and the Second Increased Offer;

(b)	“Cash Consideration” shall mean the cash amount of £17.28 payable by Comcast Bidco under the Second Increased Offer in respect of each Sky Share, as adjusted in accordance with the terms of the Second Increased Offer to be set out in the Second Offer Document;

(c)	“Day 39” shall be replaced by 15 September 2018 (or such other date as Comcast Bidco may decide with the agreement of the Panel);

(d)	“Day 46” shall be replaced by 27 September 2018 (or such other date as Comcast Bidco may decide with the agreement of the Panel);

(e)	“Day 60” shall be replaced by 11 October 2018 (or such other date as Comcast Bidco may decide with the agreement of the Panel);

(f)	“Day 70” shall be replaced by 21 October 2018 (or such other date as Comcast Bidco may decide with the agreement of the Panel);

(g)	“Form of Acceptance” shall, where the context requires, mean the First Form of Acceptance and/or the Second Form of Acceptance;

(h)	“Offer” shall mean the cash offer made by Comcast Bidco at £17.28 per Sky Share to acquire the entire issued and to be issued share capital of Sky subject to the Conditions and further terms and conditions set out in the First Offer Document (as amended and/or supplemented by the Second Offer Document) and, in the case of Sky Shares held in certificated form, the First Form of Acceptance and the Second Form of Acceptance, including, where the context requires, any subsequent revision, variation, extension or renewal of such offer;

(i)	“Offer Document” or “this document” shall, where the context requires, mean the First Offer Document and/or the Second Offer Document and/or any subsequent document containing the Second Increased Offer;

(j)	“Original Offer” shall mean the pre-conditional cash offer by Comcast for the entire issued and to be issued share capital of Sky at £12.50 per Sky Share; and

(k)	“22 August 2018” shall be replaced by 11 October 2018 except in respect of the defined term First Closing Date which shall continue to be defined as “1.00 p.m. (London time) on 22 August 2018”.

4.	Paragraph 5(b) of Part C of Appendix 1 of the First Offer Document shall be replaced with:

“If any dividend, and/or other distribution and/or other return of capital is announced, declared, paid or becomes payable in respect of the Sky Shares on or after 22 September 2018, Comcast Bidco will reduce the Cash Consideration by the amount of any such dividend and/or other distribution and/or other return of capital, in which case any reference in this document to the Cash Consideration for the Sky Shares will be deemed to be a reference to the Cash Consideration as so reduced, and the relevant eligible Sky Shareholder will be entitled to receive and retain such dividend and/or other distribution and/or other return of capital. To the extent that such a dividend and/or other distribution and/or other return of capital is announced, declared, paid or becomes payable and is or shall be: (i) transferred pursuant to the Acquisition on a basis which entitles Comcast Bidco to receive the dividend or distribution or return of capital and to retain it; or (ii) cancelled, the Cash Consideration payable shall not be subject to change in accordance with this paragraph. Any exercise by Comcast Bidco of its rights referred to in this paragraph shall not be regarded as constituting any revision or variation of the Offer.”

5.	The words “, to the First Closing Date” and “the definition of Offer Period” shall be deleted from paragraph 7(l) of Part C of Appendix 1 of the First Offer Document.

6.	Acceptances of the Offer shall be deemed to be acceptances of the Second Increased Offer. Therefore, if you have already validly accepted the Offer, you are not required to take any further action in respect of the Second Increased Offer. Further, an executed First Form of Acceptance or TTE Instruction in respect of the Offer which is received (or dated) on or after the date of this announcement shall be treated as a valid acceptance of the Second Increased Offer.

APPENDIX 2

SOURCES OF INFORMATION AND BASES OF CALCULATION

In this announcement, unless otherwise stated, or the context otherwise requires, the following bases and sources have been used:

1.	Information provided by Sky states that, as at the close of business in London on 20 September 2018, Sky had in issue 1,719,617,230 ordinary shares, of which 1,085,035 are held in ESOP.

2.	Any reference to the fully diluted share capital of Sky is based on:

(a)	1,719,617,230 Sky Shares referred to in paragraph 1 above;

(b)	plus up to 50,529,137 Sky Shares which may be issued on or after the date of this announcement on the exercise of outstanding options or vesting of awards under the Sky Share Plans; and

(c)	less 1,085,035 shares held in ESOP which will be used by Sky to satisfy options and awards in priority to the issue of new shares.

3.	Any reference to the value of the fully diluted share capital of Sky is based on the price of £17.28 per Sky Share.

4.

References to the multiple to Sky Adjusted EBITDA in paragraph 4 of this announcement have been extracted from the announcement by Sky headed “Accept the Recommended Comcast Offer Immediately”, dated 22 September 2018.

APPENDIX 3

SUMMARY OF ADDITIONAL FINANCING ARRANGEMENTS

Additional Revolver Commitments

On 21 September 2018, Bank of America, N.A. and Commerzbank AG, New York Branch agreed to increase their commitments (collectively, the “Increased Revolving Facility Commitments”) under the Revolving Facility Agreement by an aggregate amount of $261,000,000. In addition, on 21 September 2018, Banco Santander, S.A joined the Revolving Facility Agreement as a new lender with a commitment of $350,000,0000 (the “New Revolving Facility Commitment”). The total commitments under the Revolving Facility Agreement after giving effect to the Increased Revolving Facility Commitments and the New Revolving Facility Commitment are $7,611,000,000.

The terms of the Increased Revolving Facility Commitments and New Revolving Facility Commitment are identical to the terms of the existing commitments under the Revolving Facility Agreement.

Term Facility Amendment Agreement

On 23 September, 2018, Comcast entered into the first amendment to the existing unsecured Term Loan Agreement (the “Term Facility Amendment Agreement”), which, among other things, provides that the proceeds under the Term Loan Agreement may be used to finance the acquisition of shares of Sky by or on behalf of a direct or indirect subsidiary of Comcast, whether prior to or in the absence of the consummation of the Acquisition. The Term Facility Amendment Agreement also increases the maximum number of available draws under the Term Loan Agreement from three to ten.